THE SOMERSET GROUP, INC.
                 CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY
January 1, 1996 to December 31, 1998

                                          Capital    Accumulated
                                          in Excess     Other
                                 Common   of Stated Comprehensive Retained  Treasury
                                 Stock      Value   Income (Loss) Earnings   Shares     Total
Balance January 1, 1996        1,829,000  3,648,000    72,000     24,210,000 $       29,759,000
Comprehensive Income:
Net income year ended December      ---       ---         ---      2,145,000          2,145,000
Unrealized losses on short-term
   investments net of deferred                                           ---              ---
   income taxes                     ---       ---     (72,000)                          (72,000)
                                                                                        -------
          Total comprehensive income                                                  2,073,000
Shares of common stock issued     17,000    292,000       ---         64,000            373,000
Shares of common stock retired   (10,000)  (227,000)      ---         ---              (237,000)
Cash dividends paid                 ---       ---         ---       (409,000)          (409,000)
Equity in other capital changes
  of First Indiana Corporation,
   net of deferred income taxes     ---       ---         ---         38,000             38,000
                               ---------  ---------     -----     ----------   -----  ----------
Balance December 31, 1996      1,836,000  3,713,000       ---     26,048,000         31,597,000

Comprehensive Income:
Net income year ended December      ---       ---         ---      2,536,000          2,536,000
Unlealized losses on short-term
   investments, net of deferred
    income taxes                    ---       ---      (22,000)          ---            (22,000)
                                                                                       ---------
    Total comprehensive income                                                        2,514,000
Shares of common stock issued     39,000    265,000       ---         39,000            343,000
Shares of common stock retired   (20,000)  (429,000)      ---         ---              (145,000)
Cash dividends paid                 ---       ---         ---       (462,000)          (462,000)
Equity in other capital changes of
  First Indiana Corporation, net of
  deferred income taxes             ---       ---         ---        (83,000)           (83,000)
                                --------  ---------     -------   ----------         ----------
Balance December 31, 1997      1,855,000  3,549,000     (22,000)  28,078,000         33,460,000

Comprehensive Income:                                                                  ---
Net income, year ended December     ---       ---         ---      2,865,000          2,865,000
Unrealized gain on short-term                                                          ---
   investments, net of deferred
   income taxes                     ---       ---        3,000      ---                   3,000
    Total comprehensive income                                                        2,868,000
Tax benefit of stock
  options exercised                 ---      95,000       ---         ---                95,000
Shares of common stock issued      7,000    (45,000)      ---         ---    126,000     88,000
Purchase of treasury shares         ---       ---         ---         ---   (464,000)  (464,000)
Cash dividends paid                 ---       ---         ---       (522,000)          (522,000)
Equity in other capital changes of
  First Indiana Corporation, net of
  deferred income taxes             ---       ---         ---        (62,000)           (62,000)
                               ---------  ---------    -------    ---------- ------- ----------
Balance December 31, 1998      1,862,000  3,599,000    (19,000)   30,359,000(338,000)35,463,000
                               =========  =========     ======    ==========  ====== ==========

See accompanying Notes to Consolidated Financial Statements


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